UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8th, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On June 8th, 2020 — Mateon announced that EdgePoint AI, a division within Mateon, announced its decision to expand its manufacturing AI vision camera grid to encompass a contact tracing application which will monitor the spread of COVID-19 indoors. TracePoint is an upgrade to the EdgePoint manufacturing grid to track contact between workers. The machine vision AI can help enforce social distancing and contact tracking. Mateon’s patented AI camera grid system is similar in scope and features to Amazon’s but at a fraction of the cost making it affordable for Contract Manufacturing Organizations (CMOs). Amazon’s vision grid is deployed in their retail chain, Amazon-Go, to track shoppers, and recently adapted to track contact between workers in warehouses.

TracePoint will identify workers who came in contact with a sick coworker and alert operational staff to take actions defined in standard operational procedures. Procedures may include quarantine for exposed workers and deep disinfection of surfaces exposed to the virus. This will ensure safety, while maintaining cost, by avoiding a plant wide disinfection. The TracePoint system will include Fever Camera System to continuously measure the body temperature of personnel at a fraction of the cost of commercial infrared cameras.

Contact tracing and fever monitoring is an upgrade to Mateon’s AI camera grid system which is being deployed to track men and materials in pharmaceutical manufacturing to streamline GMP manufacturing. Mateon deployments are in collaboration with its partners, IBM and Meridian IT. The company plans to work with health agencies to explore ways to integrate the recently announced Apple-Google mobile apps for contact tracing for keeping drug manufacturing lines pristine.

We are launching TracePoint at BIO International Convention and it was well received during the conference. The EdgePoint technology presentation is attached to this filing as an exhibit.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the anticipated timing or results of the Company’s planned phase 3 trial for the OT101 product candidate, the Company’s ability to successfully secure any U.S. FDA priority review voucher, or the Company’s ability to sell and U.S. FDA priority review voucher or the terms of any such potential sale. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors that could cause actual events to differ from expectations, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference
99.1	Press Release	Filed herewith
99.2	EdgePoint presentation	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: June 12th, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer